                                                                    EXHIBIT 3.14


                           ARTICLES OF INCORPORATION

                                       OF

                              POOL-VENEZUELA, INC.

         We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as Incorporators of the Corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation:

                                  ARTICLE ONE

         The name of the Corporation is POOL-VENEZUELA, INC.

                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purposes for which the Corporation is organized are to operate a business furnishing services and supplies to the oil, gas and mineral industry, and for service and sub-surface exploration, in the country of Venezuela, and to do everything necessary, proper, advisable or convenient for the accomplishment or furtherance of such purposes.

                                  ARTICLE FOUR

         The aggregate number of shares which the Corporation shall have authority to issue is five hundred thousand (500,000) shares of the par value of Five Dollars ($5.00) each. Each share of stock shall have identical rights and privileges in every respect.
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                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares, consideration of the value of One Thousand Dollars ($1000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

         No shareholder or other person shall have any preemptive right whatsoever.

                                 ARTICLE SEVEN

         Cumulative voting of shares of the Corporation for election of Directors is expressly prohibited.

                                 ARTICLE EIGHT

         Shareholders of the Corporation hereby delegate to the Board of Directors, power to adopt, alter, amend or repeal the By-laws of the Corporation; such power shall be deemed to be vested exclusively in the Board of Directors and shall not be exercised by the shareholders.

                                  ARTICLE NINE

         The post office box of the Corporation is 1940, San Angelo, Texas, and the initial registered office of the Corporation is 515 West Avenue N, San Angelo, Tom Green County, Texas, and the name of its initial registered agent at such address is Frank M. Pool.

                                  ARTICLE TEN

         The Directors of the Corporation constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as such Directors until the
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first annual meeting of the shareholders, or until their successors are elected and qualified are:

         NAME                     ADDRESS

         Frank M. Pool            2104 Douglas Drive
                                  San Angelo, Texas  76901

         Eric E. Behrend          908 Baker Street
                                  San Angelo, Texas  76901

         J. D. Drew               515 West Avenue N
                                  San Angelo, Texas  76901


                                 ARTICLE ELEVEN


         The names and addresses of the Incorporation are:

         NAME                              ADDRESS

         Drew Pechacek            200 San Angelo National Bank Bldg.
                                  San Angelo, Texas  76901

         Frank W. Rose, Jr.       200 San Angelo National Bank Building
                                  San Angelo, Texas  76901

         Georgene Saverance       200 San Angelo National Bank Bldg.
                                  San Angelo, Texas  76901


         IN WITNESS WHEREOF, we have hereunto set our hands this the 21st day of March, 1969.



                                           /s/ DREW PECHACEK
                                           -------------------------------
                                           Drew Pechacek


                                           /s/ FRANK W. ROSE, JR.
                                           -------------------------------
                                           Frank W. Rose, Jr.


                                           /s/ GEORGENE SAVERANCE
                                           -------------------------------
                                           Georgene Saverance


         I, the undersigned Notary Public, do hereby certify that on this the 21st day of March, 1969, personally appeared before me DREW PECHACEK, FRANK W. ROSE, JR., and GEORGENE

SAVERANCE, who each being by me duly sworn, severally declared that they are the persons who signed the foregoing document as Incorporators and that the statements contained therein are true.



                                           /s/ JOAN KEATING
                                           ----------------------------
                                           Notary Public in and for
                                           Tom Green County, Texas

                                           My Commission expires June 1, 1969
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                          ARTICLES OF AMENDMENT TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                              POOL-VENEZUELA, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I

         The name of the Corporation is POOL-VENEZUELA, INC.

                                   ARTICLE II

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on August 6, 1969:

         Article IV of the Articles of Incorporation is hereby amended so as to read as follows:

                 "The aggregate number of shares which the Corporation shall have authority to issue is ten thousand shares (10,000) of common stock, with a par value of Five Dollars ($5.00) per share. Each share shall have identical rights and privileges in every respect."

                                  ARTICLE III

         The number of shares of the Corporation outstanding at the time of such adoption was one thousand, nine hundred and twelve (1,912) shares, and the number of shares entitled to vote thereon was one thousand, nine hundred and twelve (1,912) shares.
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                                   ARTICLE IV

         The number of shares voted for such amendment was one thousand, nine hundred and twelve (1,912) shares, and the number of shares voted against such amendment was none.

                                   ARTICLE V

         The amendment does not change the amount of the stated capital.

         Dated August 6, 1989.

                                      POOL-VENEZUELA, INC.


                                      By /s/ FRANK M. POOL
                                        ------------------------------
                                        Frank M. Pool,    President

                                      By /s/ W. TRUETT SMITH
                                        ------------------------------
                                        W. Truett Smith,  Secretary

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THE STATE OF TEXAS                )

COUNTY OF TOM GREEN               )





         I, the undersigned, a Notary Public, do certify that on this, the 7th day of August, 1969, personally appeared before me FRANK M. POOL, who being by me first duly sworn, declared that he is the President of Pool-Venezuela, Inc., that he signed the foregoing document as President of said corporation and that the statements therein contained are true.


                                  /s/ GRACE WRIGHT
                                  ---------------------------------------------
                                  Notary Public, Tom Green County, Texas
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                             ARTICLES OF AMENDMENT

                                       OF

                              POOL-VENEZUELA, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation, which change its corporate name and corporate purposes.

                                ARTICLE I.  NAME

         The name of the corporation is Pool-Venezuela, Inc.

                         ARTICLE II.  DATE OF ADOPTION

         The following amendments to the articles of incorporation were adopted by the shareholders of the corporation on November 7, 1972.

         Article I of the articles of incorporation is hereby amended so as to read as follows:

         The name of the corporation is Pool Americas, Inc.


         Article III of the articles of incorporation is hereby amended so as to read as follows:

                 The purposes for which the corporation is organized are to operate a business furnishing services and supplies to the oil, gas and mineral industry, and for surface and subsurface exploration, in any country of the Western Hemisphere, and to do everything necessary, proper, advisable or convenient for the accomplishment of furtherance of such purposes.

                         ARTICLE III.  NUMBER OF SHARES

         The number of shares of the corporation outstanding at the time of such adoption was 10,000; and the number of shares entitled to vote thereon was 10,000.

                         ARTICLE IV.  ADOPTION BY VOTE

         The number of shares voted for such amendments was 10,000, and the number of shares voted against such amendments was none.
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                           ARTICLE V.  STATED CAPITAL

         The amendments do not change the amount of the stated capital.



DATED:  November 7, 1972


                                              POOL-VENEZUELA, INC.


                                              By /s/
                                                -------------------------
                                                Senior Vice President

                                              /s/
                                              ---------------------------
                                              Corporate Secretary


THE STATE OF TEXAS                )
                                  )
COUNTY OF DALLAS                  )

                 I, Jean H. Luttrell, a notary public, do hereby certify that on this 7th day of November, 1972, personally appeared before me R. B. WILLIAMS, who declared he is Senior Vice President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

                 IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



                                              /s/ JEAN H. LUTTRELL
                                              ---------------------------
                                              Notary Public in and for
                                              Dallas County, Texas